Exhibit 10.1

Execution Version

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

FIRST AMENDMENT

This FIRST AMENDMENT TO SENIOR SECURED CONVERTIBLE PROMISSORY NOTE (the “Amendment”), dated as of November 20, 2018, is entered into by NEXEON MEDSYSTEMS INC, a Nevada corporation (hereinafter called the “Borrower”), and LEONITE CAPITAL, LLC, a Delaware limited liability company, or registered assigns (the “Holder”).

WHEREAS, the Borrower and the Holder are parties to that certain Senior Secured Convertible Promissory Note with an Issue Date as of August 21, 2017 (the “Note”). Capitalized terms used herein and not otherwise defined shall have those meanings given to them in the Note;

WHEREAS, Pursuant to Section 1.1(a)(3) of the Note, the Monthly Payment Amount due and payable on October 1, 2018, was supposed to include a portion of the unpaid principal amount of the Note as set forth in the amortization schedule attached to the Note as Schedule A;

WHEREAS, the Borrower was not able to pay to the Holder the Monthly Payment Amount due on October 1, 2018 (the “October 2018 Monthly Payment”), such failure being an Event of Default under the Note, and now desires to amend the amortization schedule of the Note;

WHEREAS, the Holder is willing to amend the amortization schedule to, and other relevant provisions of, the Note.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by each party hereto as follows:

Waiver of Event of Default. The Holder hereby waives the Event of Default arising solely out of Borrower’s failure to make the October 2018 Monthly Payment.

Amendment to the Note. It is hereby agreed and understood that the Note shall be amended as set forth below:

1.	The Maturity Date of the Note shall be extended to December 31, 2019.

2.	The term “Monthly Payment Dates” shall mean the last day of each and every calendar month throughout the remaining term of the Note.

3.	The amortization schedule attached as Schedule A to the Note shall be revised as reflected in the amortization schedule attached to this Amendment as Schedule A, with the first monthly payment under the revised schedule due and payable upon execution of this Amendment.

Execution Version

4.	The Borrower shall pay to the Holder on an accelerated basis the following amounts on or before the indicated dates, it being understood that notwithstanding the fact that portions of the Principal Amount of the Note may be paid on an accelerated basis, the Holder shall be entitled to and guaranteed interest on the Principal Amount at the Stated Rate through the Maturity Date:

(a)	$40,000 of the outstanding principal amount of the Note promptly following the receipt by the Borrower of the approved grant receivable in the amount of €370,516.72 pursuant to the Convention No. 7452 “CardiaX Biowin” Contract between Nexeon Medsystems Belgium, SPRL, a wholly owned subsidiary of Borrower, and the Public Service of Wallonia - Department of Technology Development, Belgium, but in any event no later than November 30, 2018;

(b)	$350,000 of the outstanding principal amount of the Note promptly following the receipt by the Borrower of advance payments in the amount of €720,127.28 pursuant to the Convention No. 7949 “ION CATHETER” Contract between Nexeon Medsystems Belgium, SPRL, Mediline, S.A., wholly owned subsidiaries of Borrower, and the Public Service of Wallonia - Department of Technology Development, Belgium, but in any event no later than January 31, 2019;

(c)	$400,000 of the outstanding principal amount of the Note promptly following the receipt by the Borrower of the 2018 tax credit sales pursuant to the tax exemption granted pursuant to Act number 73-2008 (“ACT 73”) by the Government of Puerto Rico, Department of Economic Development and Commerce, but in any event no later than June 30, 2019; and

(d)	All net proceeds from any capital funding or sale of assets of the Borrower or any of its subsidiaries in excess of $1,000,000.

5.	The Holder’s legal fees relating to this Amendment shall be added to the principal amount of the Note not to exceed $5,000.

Consideration; Condition to Effectiveness.

(a)	In consideration for entering into this Amendment and as a condition to its effectiveness, the Borrower shall cause and procure that Nexeon Medsystems Europe S.à.r.l. will pay promptly to the Holder seven percent (7%) of each dividend amount (after payment of any taxes on such amount) which is due and payable by Nexeon Medsystems Belgium SPRL to its shareholder Nexeon Medsystems Europe S.à.r.l. (the “Dividend Payment Undertaking”). The Dividend Payment Undertaking is explicitly agreed upon by Nexeon Medsystems Europe S.à.r.l. by countersigning this Amendment. For the avoidance of doubt, this Dividend Payment Undertaking is perpetual. For purposes of the Dividend Payment Undertaking, the Borrower shall cause and procure that Nexeon Medsystems Belgium SPRL continues its normal dividend distribution policy as in the past (and not to deviate in any way from such policy) during the entire period that the Dividend Payment Undertaking is in place under and pursuant to this Amendment.

(b)	In case the Borrower alienates, directly or indirectly (e.g. through an alienation of the shares in (or of the assets owned by) any intermediate holding company), its (indirect) interest in Medi-Line SPRL, or in case Medi-Line SPRL alienates (whether within the Nexeon group or to a third party) any or all of its assets, the Borrower shall pay the Holder (as if it were the economic owner of a seven percent (7%) interest in Medi-Line SPRL), promptly upon any such alienation, seven percent (7%) of the related alienation proceeds in readily available funds.

Execution Version

Except as expressly amended and modified by this Amendment, the Note is and shall continue to be in full force and effect in accordance with the terms thereof.

This Amendment may be executed by the parties hereto in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state and/or federal courts located in Rockland County, New York. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTIONS CONTEMPLATED HEREBY. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Documents by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

The headings contained in this Amendment are for ease of reference only and shall not be considered in construing this Amendment.

[SIGNATURE PAGE FOLLOWS]

Execution Version

IN WITNESS WHEREOF, the Borrower and the Holder have caused this Amendment to be signed in their names by their duly authorized officers this November 20, 2018.

BORROWER

NEXEON MEDSYSTEMS INC

By:	/s/ William Rosellini
Name:	William Rosellini
Title:	Chief Executive Office

NEXEON MEDSYSTEMS EUROPE S.A.R.L.

By:	/s/ William Rosellini
Name:	William Rosellini
Title:	Authorised signatory

HOLDER

LEONITE CAPITAL, LLC

By:	/s/ Avi Geller
Name:	Avi Geller
Title:	Chief Investment Officer

Execution Version

Schedule A

Amortization Schedule

Nov-18	$51,200.00
Dec-18	$11,200.00
Jan-19	$361,200.00
Feb-19	$11,200.00
Mar-19	$11,200.00
Apr-19	$11,200.00
May-19	$11,200.00
Jun-19	$411,200.00
Jul-19	$11,200.00
Aug-19	$11,200.00
Sep-19	$11,200.00
Oct-19	$161,200.00
Nov-19	$11,200.00
Dec-19	$181,200.00